Exhibit 10.1

Exclusive License Agreement

THIS EXCLUSIVE LICENSE AGREEMENT ("ELA") is made as of the 9th day of September, 2011, by and among Good Earth Energy Conservation, Inc., a Delaware corporation ("GEEC USA") and Halewood Enterprises Limited, a British Virgin Islands company ("Halewood").

RECITALS

WHEREAS, GEEC USA is the owner or licensee of the Intellectual Property and the Technology and conducts the Business relating to Electric Vehicles; and

WHEREAS, the Parties desire to amend and restate the Exclusive License Agreement dated January 17, 2011 between the same Parties ("Original ELA"), and pursuant to Section 17(f) thereof, the Original ELA may be amended by an instrument in writing executed by the Parties; and

WHEREAS, the Parties desire to expand the territory of the Original ELA, and therefore are amending the same with this ELA to expand the territory; and

WHEREAS, Halewood desires to obtain from GEEC USA a license to conduct the Business relating to Electric Vehicles in the Asian Territory subject to the terms and provisions set forth herein.

NOW, THEREFORE, in exchange of the Purchase Price (hereinafter defined) payable by Halewood to GEEC USA and for other good and valuable consideration in connection herewith, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto do hereby agree that the Original ELA is amended and restated as follows:

1.	DEFINITIONS AND INTERPRETATION

For the purposes of interpreting this ELA, unless otherwise defined herein, the following terms shall have following meanings:

1.1	Asian Territory means and includes those countries and territories listed in Schedule 1 and incorporated herein.

1.2	Business means the business of owning, researching, developing, manufacturing, assembling, servicing, maintaining and Commercialising the Intellectual Property and Technology relating to Electric Vehicles or Components (defined below), and all related commercial reports.

1.3	Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made.

1.4	Commercialising means any activity undertaken for the purpose of earning or deriving revenue, proceeds or other valuable consideration, including by way of sale, assignment, transfer, lease, license or other disposal or contractual right or arrangement relating to the Electric Vehicles, the Intellectual Property or Technology.

1.5	Components mean and include all and any components, parts, products, systems or subsystems incorporated into or relating to the Electric Vehicles.

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1.6	Effective Date means the date of this ELA.

1.7	Electric Vehicles means a vehicle with a propulsion system, including controller, powered by an electric motor drawing current from rechargeable storage batteries, fuel cells, or other portable sources of electrical current, and which may include a nonelectrical source of power designed to charge batteries; and incorporates Intellectual Property and Technology owned by or licensed to GEEC USA.

1.8	Encumbrances means any encumbrance, mortgage, lien, charge, restriction or any other third party right, title or interest of any nature.

1.9	Intellectual Property means any and all intellectual property of whatever nature, relating to Electric Vehicles or Components, owned by or licensed to GEEC USA, which includes but is not limited to:

(I)	copyright, trademark, patents, patent applications, rights in inventions, service marks, trade and business names, registered designs, know-how, trade secrets, goodwill or any other intellectual property rights subsisting in or created during the development of the Technology, including software,source and object codes, scripts, records, documents, specifications, plans, program listings, calculations or drawings and any advertising and promotional materials in respect of the Business; and

(2)	any confidential information necessary for, or which may be used in connection with, the administration, operation or marketing of the Business, and including all related commercial reports.

1.10	Parties means the parties to this ELA, namely GEEC USA and Halewood, and Party means any one of them, as the context may indicate.

1.11	Technology means Intellectual Property, including all technical information, software, source code, knowledge and know-how whatsoever, owned by or licensed to GEEC USA except that GEEC USA will not be obliged to provide the source code of the software related to the Electric Vehicles.

1.12	Transfer means sale, assignment, novate, transfer or other disposal of any legal, equitable or other interest in any relevant property or asset.

1.13	Reference to:

(1)	one gender includes the others;

(2)	the singular includes the plural and the plural includes the singular; (3) a person includes a partnership or body corporate;

(4)	a Party includes that Party's executors, administrators, successors and permitted assigns;

(5)	a thing includes the whole and each part of it separately;

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(6)	a statute, regulation, code or other law or a provision of any of them includes:

(a)	any amendment or replacement of it; and

(b)	another regulation or other statutory instrument made under it, or made under it as amended or replaced; and

(7)	$, USD or dollars means the lawful currency of the United States of America from time to time unless otherwise stated.

1.14	"Including" or "include" and similar expressions are not words of limitation.

1.15	Where any term is defined within the context of any particular clause in this ELA, the term so defined shall, unless it appears clearly from the clause in question that such term has limited application to the relevant clause, bear the meaning ascribed to it for all purposes in terms of this ELA, notwithstanding that such term has not been defined in this clause 1.

1.16	Section and paragraph headings to this ELA are inserted for reference purposes only and shall not affect the meaning or interpretation of any of the provisions to which they relate.

1.17	A provision of this ELA must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of the ELA or the inclusion of the provision thereof.

1.18	If an act must be performed on a specified day which is not a Business Day, then such act shall be performed on the next day which is a Business Day.

1.19	When any number of days is prescribed in this ELA, the same shall be reckoned exclusively of the first and inclusively of the last day.

1.20	Any provision of this ELA that contemplates performance or observance subsequent to any termination or expiration of this ELA shall survive any termination or expiration of this ELA and continue in full force and effect.

1.21	Should this ELA be signed on a date that results in the use of any tenses herein being inappropriate, the terms shall be read in the appropriate tense.

1.22	A reference to this ELA or any other document includes respectively this ELA or that other document as amended, varied, notated, supplemented, restated, ratified or replaced from time to time.

2.	PURCHASE PRICE

The parties agree that the purchase price ("Purchase Price") to be paid by Halewood for the expanded Asian Territory contained in this ELA from the geographical territory which was included in the Original ELA shall be Two Million Seven Hundred and Fifty Thousand United States Dollars ($2,750,000.00). An advance of the Purchase Price in the amount of Two Million Five Hundred Thousand United States Dollars ($2, 500,000.00) has been made by Halewood to GEEC USA prior to the Effective Date receipt of which is hereby acknowledged by GEEC USA. Halewood hereby covenants and agrees to pay or to procure the payment of the remaining Two Hundred and Fifty Thousand United States Dollars ($250,000.00) to GEEC USA on or before 30 September 2011 ("Closing Date") or such later date as the Parties may agree.

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3.	GRANT OF LICENSE FOR USE IN ASIAN TERRITORY

3.1	GEEC USA hereby grants to Halewood:

(1)	A royalty free, transferable, perpetual, sole and exclusive license to use, develop, manufacture, assemble, service, maintain, promote, market, distribute and sell any and all Electric Vchicles or Components incorporating any and all Intellectual Property and Technology owned by or licensed to GEEC USA ("EV License"); and

(2)	A royalty free, transferable, perpetual, sole and exclusive license to use, Commercialise and exploit any and all Intellectual Property and Technology owned by or licensed to GEEC USA whether in connection with the Business or otherwise ("Technology License").

3.2	It is expressly understood that the rights granted to Halewood under the EV License and Technology License are restricted to the Asian Territory unless prior written approval is granted by GEEC USA to Halewood.

3.3	GEEC USA shall not compete with Halewood, whether directly or indirectly alone or together with any other person and/or legal entity, in any part of the Asian Territory.

3.4	It is expressly understood that the rights granted to Halewood under the EV License and Technology License include the rights to any and all Intellectual Property and Technology owned by or licensed to GEEC USA on or before the Effective Date, and to all pending or future Intellectual Property and Technology of GEEC USA after the Effective Date.

3.5	GEEC USA agrees to promptly procure that Halewood is granted the benefit of any and all licenses (whether by sub-license or otherwise), assignments or other documentation relating to any and all Intellectual Property or Technology owned by or licensed to GEEC USA as and when they become available to GEEC USA.

3.6	GEEC USA undertakes that it will promptly and regularly keep Halewood fully informed of the latest status and details of any and all Intellectual Property and Technology rights owned by or licensed to GEEC USA, and to promptly provide Halewood with all the relevant detailed documentation thereof whether requested by Halewood or not.

4	SUB-LICENSING AND IMPROVEMENTS

4.1	Halewood acknowledges that all rights in and to the Intellectual Property and Technology are and remain under the control and/or property of GEEC USA. Halewood shall not acquire any right, title or interest in, or control of, the Intellectual Property or the Technology, except as provided in or as contemplated by this ELA. GEEC USA must procure and maintain the registration of all Intellectual Property and Technology within the United States of America at its cost.

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4.2	The Parties acknowledge that Halewood may sub-license its rights under the ELA, in respect of which royalties, commissions or other payments may be received by Halewood (Sub-License Payments).

4.3	GEEC USA undertakes to register and keep current, at its cost, the registration of all Intellectual Property and Technology that the Parties determine are necessary for Halewood to effectively conduct its Business and properly perform its obligations under the ELA in the Asian Territory and to be fully protected or indemnified when utilizing its rights or interest therein.

4.4	If Halewood develops or produces any improvements to the Intellectual Property or Technology owned or licensed to GEEC USA and granted to Halewood under this ELA, then those rights rest solely and exclusively with Halewood ("Halewood Improvements"). The parties agree that GEEC USA shall have a right to use any such Halewood Improvements provided that it pays to Halewood a royalty to be agreed.

5	COSTS, SUPPLY OF MATERIALS AND/OR INFORMATION

5.1	In this ELA, the cost of manufacture or production refers to GEEC USA's or a third party's cost of manufacture or production of Electric Vehicles or Components thereof

5.2	Where Halewood sources Electric Vehicles or Components thereof from GEEC USA pursuant to this ELA:

(1)	Halewood shall pay to GEEC USA an amount equivalent to the cost of manufacture or production plus three percent (3%);

(2)	If GEEC USA pays a third party for the cost of manufacture or production of Electric Vehicles or Components thereof, Halewood will pay the cost of production or manufacture incurred by GEEC USA at cost plus three percent (3%); and

(3)	GEEC USA agrees to provide evidence in writing, to the reasonable satisfaction of Halewood, of the actual cost and calculation of manufacture or production thereof.

5.3	The Parties acknowledge that Halewood may source Electric Vehicles or Components from a third party in the Asian Territory in addition to its own manufacture and production of the same in accordance with this ELA.

5.4	Electric Vehicles or Components sourced from GEEC USA will be delivered to Halewood past the F.O.B. shipping point.

5.5	Electric Vehicles or Components sourced from GEEC USA will be delivered promptly and on an "as needed basis" but subject to GEEC USA's availability of the Electric Vehicles or Components.

5.6	GEEC USA undertakes that every care will be taken to ensure that sound workmanship and materials are used at all times in the assembly, development and manufacture of the Electric Vehicles or Components.

5.7	If any Electric Vehicle or Components, including materials, are defective or off specification when received by Halewood, Halewood shall have the option to request re-supply or refund from GEEC, including any other additional costs incurred, in each case all to be at GEEC USA's cost.

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5.8	Maintenance support for the Electric Vehicles or Components sourced from GEEC USA, shall be provided by GEEC USA, if requested by Halewood, on the following basis:

(1)	Halewood shall reimburse GEEC USA's cost for the said maintenance support plus three percent (3%); and

(2)	Costs payable by Halewood to GEEC USA shall include travel, lodging, labour, and any additional parts or materials required, and such costs shall be properly and reasonably incurred and must be actual costs incurred.

6	REPRESENTATIONS AND WARRANTIES

6.1	GEEC USA represents and warrants to Halewood on the date of this ELA and at the Closing Date as follows:

(1)	GEEC USA is duly organized, validly existing and in good standing under the laws of Delaware, with a principal place of business at as recited in Section 17.7 herein and has all requisite authority and power to enter into and perform its obligations under this ELA and the other instruments and agreements contemplated hereby.

(2)	the execution, delivery and performance by GEEC USA of this ELA and theother instruments and agreements contemplated hereby to be delivered by GEEC USA have been, or will by the Closing Date be, duly authorized by all requisite corporate action. GEEC USA shall, at or prior to the Closing Date, deliver to Halewood a certified copy of the resolution by the Board of Directors of GEEC USA authorizing the execution of the ELA and approving the transactions contemplated herein. This ELA and the other instruments and agreements contemplated hereby are, or as of the Closing Date will be, the valid and binding obligations of GEEC USA enforceable in accordance with their respective terms subject to equitable principles generally affecting creditor's rights.

(3)	GEEC USA is the legal and beneficial owner of the Intellectual Property and Technology, and confirms that they are not subject to any Encumbrances.

(4)	there are no existing, pending or to its knowledge threatened claims, demands, suits, actions, investigations, proceedings, governmental actions or causes of action of any kind against GEEC USA or the Intellectual Property or Technology.

(5)	Electric Vehicles developed, manufactured or assembled by it comply with the applicable United States Federal laws and regulations, including the National Highway Traffic Safety Administration ("NHTSA") and with certain state and local laws and regulations where applicable.

6.2	Halewood represents and warrants to GEEC USA on the date of this ELA and at the Closing Date as follows:

(1)	Halewood is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite company power to enter into and perform this ELA and the other instruments and agreements contemplated hereby; and

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(2)	the execution, delivery and performance by Halewood of this ELA and the other instruments and agreements contemplated hereby to be delivered by Halewood have been, or will by the Closing Date be, duly authorized by all requisite corporate action. Halewood shall, at or prior to the Closing Date, deliver to GEEC USA a certified copy of the resolution by the Board of Directors of Halewood authorizing the execution of this ELA and approving the transactions contemplated herein. This ELA and the other instruments and agreements contemplated hereby are, or as of the Closing Date will be, the valid and binding obligations of Halewood enforceable in accordance with their respective terms subject to equitable principles generally affecting creditors' rights.

6.3	All statements contained herein or in any schedule, certificate or other written instrument delivered by or on behalf of GEEC USA or Halewood pursuant to this ELA, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by GEEC USA or Halewood, as the case may be.

6.4	Regardless of any investigation made at any time by any Party or of any information any Party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing Date.

7	INDEMNIFICATION

7.1	Each Party agrees to indemnify and hold the other harmless from, against and in respect of:

(1)	any and all loss, liability, or damage sustained or incurred by such Party by reason of any untrue representation made to it;

(2)	breach of warranty or non-fulfilment of any covenant by the other Party contained herein; and

(3)	any and all actions, suits, proceedings, claims, demands, assessments, judgments, out-of-pocket cost and expenses including legal fees and expenses incident to this indemnity or incurred in the investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

7.2	GEEC USA agrees to indemnify and hold Halewood harmless from any and all loss or liability sustained or incurred by Halewood or any of its officers or employees, against and in respect of defects in any Electric Vehicles or Components manufactured or produced by GEEC USA or its contractors, subcontractors or agents, and delivered to Halewood in accordance with this ELA. This indemnity does not apply to any Electric Vehicles or Components thereof manufactured or produced by a third party sourced by Halewood.

8	PROMOTIONAL ASSISTANCE

To assist Halewood in the performance of the rights granted to it under this ELA, GEEC USA shall furnish Halewood with selected sales literature templates, samples, presentation material and other sales aids used elsewhere that the Parties consider reasonably necessary and render such other assistance as Halewood may from time to time reasonably request. Any reproduction of the promotional items will be at Halewood's cost.

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9	STEP IN RIGHT

If any of GEEC USA's right, title or interest in or to any or all Inteltectual Property or Technology is terminated, lapses or is extinguished or becomes capable of lapsing or being terminated, transferred or extinguished for any reason, GEEC USA must promptly procure that such rights (and which, for the avoidance of doubt, are licensed to Halewood under this ELA) are directly conferred upon Halewood. This step in right in favour of Halewood shall apply in all circumstances where this ELA can be terminated other than for default by Halewood or in the instance that the Partiesmutually agree to terminate this ELA.

10	INFRINGEMENT

10.1	GEEC USA represents and warrants to Halewood on the date of this ELA and at the Closing Date that to the best of its knowledge and belief after due inquiry:

(1)	the rights granted under this ELA or the Intellectual Property or Technology do not infringe the intellectual property rights of any third party;

(2)	no proceedings have been instituted by any third party against GEEC USA for the infringement of that party's intellectual property rights by the Intellectual Property or the Technology;

(3)	no proceedings have been instituted by any third party against GEC USA seeking to challenge the validity of the Intellectual Property or the Technology;

(4)	neither the execution of this ELA nor the performance by GEEC USA of its obligations will cause it to be in breach of any agreement to which it is a party or it or any of its assets are subject;

(5)	GEEC USA has and will continue to have full unencumbered right and title to the Intellectual Property and the Technology and has and will continue to have the right to license the Intellectual Property and the Technology to Halewood under this ELA; and

(6)	all design specifications, plans, drawings and other confidential information supplied to Halewood by GEEC USA from time to time will be true, accurate, reliable and up-to-date.

10.2	GEEC USA will promptly notify Halewood if it becomes aware of any infringement on intellectual property rights of any third party throughout the duration of this ELA.

11	CONFIDENTIAL INFORMATION

During the term of this Agreement and for a period of two (2) years after the termination of the EV License and/or the Technology License, each Party agrees to keep confidential all information concerning the other Party acquired by a Party under or in connection with this ELA, and shall ensure that none of that information is disclosed, divulged or otherwise placed at the disposal of any third party not a party to this ELA. The obligations of confidentiality do not apply to any information which:

(1)	is, or becomes, public knowledge otherwise than through default of the Party who divulges the information or those for whom it is responsible;

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(2)	the receiving Party can demonstrate was known to it prior the disclosure by any other Party except where that knowledge arises directly or indirectly from a breach of confidence of another person in relation to the information;

(3)	is obtained by any other Party from a third party having the legal right to disclose it to others;

(4)	is disclosed by order of any court, tribunal or other government body acting within the scope of its powers or as required by law; or

(5)	is disclosed with the prior consent of the non-disclosing Parties.

12	TERMINATION

12.1	Save as otherwise specifically provided in the ELA, this ELA shall be terminated upon the occurrence of the following events:

(1)	The termination, lapsing, transfer or extinguishment of GEEC USA's right, title or interest in and to any or all Intellectual Property or Technology provided that GEEC USA has first procured in favour of Halewood the rights contemplated by Section 9 above;

(2)	Upon written mutual consent to termination by GEEC USA and Halewood after the giving of sixty (60) days prior written notice of the intention to terminate; or

(3)	An event of default as described in Section 13 below and the Non-Defaulting Party has given the Defaulting Party fifteen (15) days prior written notice of its intention to terminate this ELA provided that if GEEC USA is the Defaulting Party GEEC USA must procure in favour of Halewood the rights contemplated by Section 9 above within that fifteen (15) day notice period.

13	DEFAULT

13.1	The following are events of default under this ELA:

(1)	Failure of either GEEC USA or Halewood to comply with any of the material terms, conditions, or requirements of this ELA and that failure is not remedied within thirty (30) days of its receipt of a written notice from the Non-Defaulting Party requiring it to be remedied; or

(2)	GEEC USA or Halewood becomes financially insolvent or goes into (or appears to be imminently going into) receivership or bankruptcy or similar.

13.2	If any one or more of the above events occurs, the Non-Defaulting Party shall have the right to terminate this ELA pursuant to Section 12.1(3) above.

14	FORCE MAJEURE

If the performance of an obligation of GEEC USA or Halewood under this ELA is prevented, hindered, delayed or otherwise made impracticable by any event or circumstance beyond its reasonable control, and without its default or negligence, including (without limitation) strike, industrial action, flood, fire, accident, earthquake, riot, explosion, war, hostility, act of government, customs barriers or taxes, export or import control regulation, import surcharges or any causes of like or different character, then that Party shall be excused from performance of its obligation (other than any obligation as to confidentiality) during the continuance of the event or circumstance to the extent that it shall continue to prevent, hinder, delay or otherwise ake impracticable the performance of that obligation by that Party.

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15	ARBITRATION

15.1	Any dispute arising out of or in connection with this ELA, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration ("LCJA"), which Rules are deemed to be incorporated by reference into this clause.

15.2	The Arbitration Tribunal shall consist of three arbitrators, one to be appointed by each of Halewood and GEEC USA, and the third to be appointed by the two appointed arbitrators (referred to herein as the "Tribunal"). The arbitrators appointed by Halewood and GEEC USA must be disinterested individuals.

15.3	The third member of the Tribunal shall be appointed as soon as practicable (and no later than twenty-eight (28) days) after the appointment of the two arbitrators appointed by the Parties. The Tribunal shall be constituted upon the appointment of the third arbitrator.

15.4	The arbitrators shall be persons (including those who have retired) with not less than ten (10) years' experience of working as an actuary or as a lawyer or other professional adviser serving the investment banking industry.

15.5	Where a Party fails to appoint an arbitrator within fourteen (14) days of being called upon to do so or where the two arbitrators appointed by the Parties fail to appoint a third within twenty-eight (28) days of their appointment, then upon application the LCIA Court will appoint an arbitrator to fill the vacancy. At any time prior to the appointment by the LCIA Court, the Party or arbitrators in default may make such appointment.

15.6	The Tribunal may, in its sole discretion, make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

15.7	The seat or place of arbitration shall be London. The language to be used in the arbitral proceedings shall be English.

15.8	This ELA requires that all disputes and controversies between the Parties that are not resolved by agreement of the Parties will be resolved by binding arbitration. The parties waive the opportunity to go to Court to assert or defend any or all rights under this ELA and waive the right to trial by jury. The Parties hereby agree and confirm that they understand that in arbitration, the rights of the Parties will be determined by arbitrators and not a judge or jury.

16	OTHER PROVISIONS

16.1	Expenses. Each Party shall pay its own expenses in respect of the negotiation, preparation and execution of this ELA including counsel, accounting fees and expenses, incidental to the preparation and carrying out of this ELA and the consummation of the transactions contemplated herein and in the schedules and exhibits hereto.

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16.2	Full Effect. Each Party must promptly at its own cost do all things (including executing and if necessary delivering all documents) necessary or desirable to give full effect to this ELA.

16.3	Assignment. A Party may not Transfer any of its rights or obligations under this ELA without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

16.4	Successors Bound. This ELA shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

16.5	Amendment. This ELA may be amended or varied only by an instrument in writing executed by all Parties.

16.6	Entire Agreement. This ELA and the exhibits, schedules, certificates, instruments, agreements and other documents referred to herein constitute the entire agreement of the Parties pertaining to the subject hereof, and supersede all prior understandings with respect to the subject matter hereof and thereof

16.7	Counterparts; Facsimile or Electronic Execution. This ELA may be executed in multiple counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the Parties, notwithstanding that all the Parties are not a signatory to the original or same counterpart. This ELA may be executed by facsimile or electronic signature, with the original signature to be provided promptly after facsimile or electronic transmission. The facsimile or electronic signature shall be binding to the same extent as an original signature, and no Party shall have a defence that the facsimile or electronic signature was not authorized.

16.8	No Waiver. The waiver or failure of any Party to exercise in any respect any right provided in this ELA shall not be deemed a waiver of any other right or remedy to which the Party may be entitled. A Party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

16.9	Severability. If any term of this ELA is held by a court of competent jurisdiction to be invalid or unenforceable, then this ELA, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

16.10	Third Parties. Nothing in this ELA, whether express or implied, is enforceable under the Contracts (Rights of Third Parties) Act 1999, by anyone who is not a party to this ELA.

17	NOTICES

All notices, requests, consents and other communications hereunder ("Notice") has no legal effect unless it is in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:

17.1	In addition to any other method of service provided by law, the Notice may be:

(1)	sent by prepaid ordinary post to the address for service of the addressee, if the Notice is sent in the same country as where the addressee is situated;

(2)	sent by prepaid airmail to the address for service of the addressee, if the Notice is sent from a different country to the country where the addressee is situated;

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(3)	sent by facsimile to the facsimile number of the addressee; (4) sent by email to the email address of the addressee; or

(5)	delivered at the address for service of the addressee.

17.2	A Notice signed by a Party or by an officer or employee of that Party stating the date on which that Notice was sent or delivered under clause 17.1 is prima facie evidence of the date on which that Notice was sent or delivered.

17.3	If the Notice is sent or delivered in a manner provided by clause 17.1, it must be treated as given to and received by the Party to which it is addressed:

(1)	if sent by post from the same country as where the addressee is situated, on the 2nd Business Day (at the address to which it is posted) after posting;

(2)	if sent by post to an addressee situated in a different country to the Party posting the Notice, on the 5th Business Day (at the address to which it is posted) after posting;

(3)	if sent by facsimile or email before 5pm on a Business Day at the place of receipt, on the day it is sent and otherwise on the next Business Day at the place of receipt; or

(4)	if otherwise delivered before 5pm on a Business Day at the place of delivery, upon delivery, and otherwise on the next Business Day at the place of delivery.

17.4	Despite clause 17.3(3):

(1)	a facsimile is not treated as given or received unless at the end of the transmission the sender's facsimile machine issues a report confirming the transmission of the number of pages in the Notice;

(2)	an email message is not treated as given or received if the sender's computer reports that the message has not been delivered; and

(3)	a facsimile or email message is not treated as given or received if it is not received in full and in legible form and the addressee notifies the sender of that fact within 3 hours after the transmission ends or by 12 noon on the Business Day on which it would otherwise be treated as given and received, whichever is later.

17.5	If a Notice is served by a method which is provided by law but is not provided by clause 17.1, and the service takes place after 5pm on a Business Day, or on a day which is not a Business Day, it must be treated as taking place on the next Business Day.

17.6	A Notice sent or delivered in a manner provided by clause 17.1 must be treated as validly given to and received by the Party to which it is addressed even if:

(1)	the addressee has been liquidated or deregistered or is absent from the place at which the Notice is delivered or to which it is sent;

(2)	the Notice is returned unclaimed; or

(3)	in the case of a Notice sent by email, the email message is not delivered or opened (unless the sender's computer reports that it has not been delivered).

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17.7	Any Notice to be sent under this ELA, including for service of process, is to be sent as follows:

Name:	Good Earth Energy Conservation, Inc
Attention:	John Maguire
Address:	6398 Wrens Nest Cove
Springdale
Arkansas 72762
United States
Facsimile no:	N/A
Email address:	johnmagl@cox.net

and

Attention:	James Emmons
Address:	7513 Pebble Drive
Fort Worth
Texas 76118
United States
Facsimile no:	+l (830) 336-2883
Email address:	james.emmons@goodearthec.com

(2)	If to Halewood:

Name:	Halewood Enterprises Limited
Attention:	Ahmad Iqbal Saddique
Address:	63 Robinson Road
#03-16 Afro-Asia Building
Singapore 068894

Facsimile no:	+65 6467 9720
Email address:	saddique@midwestemoil.com

(3)	A party may change its address, facsimile number or email address by giving Notice of that change to each other Party.

(4)	If the Party to which a Notice is intended to be given consists of more than one person then the Notice must be treated as given to that Party if given to any of those persons.

18	GOVERNING LAW AND JURISDICTION

18.1	This ELA and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, construed and take effect in all respects in accordance with English law, without reference to the conflict of laws provisions thereof.

18.2	The Parties submit to the non-exclusive jurisdiction of the English courts.

Signatures on the following page.

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IN WITNESS WHEREOF, the Parties hereto have caused this ELA to be signed by their duly authorized officers as of the day above written.

Good Earth Energy Conservation, Inc

By:	/s/ John Maguire
John Maguire
Title:	Director/Company Secretary

Halewood Enterprises Limited

By:	/s/ Ahmad Iqbal Saddique
Ahmad Iqbal Saddique
Title:	Director

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SCHEDULE 1

Asian Territory

The "Asian Territory" shall include each of the following:

Islamic Republic of Afghanistan

Ashmore and Cartier Islands

Australia

Bangladesh

Bhutan

Brunei

Cambodia

People's Republic of China (including Hong Kong Special Administrative Region of the People's Republic of China and Macau Special Administrative Region of the People's Republic of China)

Cook Islands

Coral Sea Islands

Fiji

French Polynesia

India

Indonesia

Japan

Kiribati

Republic of Korea

Democratic People's Republic of Korea

Laos Malaysia

Maldives

Marshall Islands

15

Micronesia

Mongolia

Myanmar

Nauru

Nepal

New Zealand

Niue

Norfolk Island

Islamic Republic of Pakistan

Palau

Papua New Guinea

The Philippines

Samoa

Singapore

Solomon Islands

Sri Lanka

Taiwan

Thailand

Timor-Leste

Tokelau

Tonga

Tuvalu

Vanuatu

Socialist Republic of Vietnam

16